SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)              February 9, 2001
                                                  ----------------------------


                              Fritz Companies, Inc.
              (Exact name of registrant as spcified in its charter)



         Delaware                0-20548                         94-3083515
(State or other jurisdiction    (Commission File               (IRS Employer
      of incorporation)           Number)                   Identification No.)



706 Mission Street, Suite 900, San Francisco, California                 94103
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code              (415) 904-8360



                                  Inapplicable
          (Former name or former address if changed since last report)

Item 5. Other Events
Exhibit Index located on page 5.

                  On February 9, 2001, Fritz Companies issued a press release disclosing that FedEx Corporation and Federal Express Corporation, a wholly owned subsidiary of FedEx Corporation (collectively, "FedEx") filed a complaint and request for injunctive relief in the Shelby County Tennessee State Court against Fritz Companies, Inc on February 5, 2001. The complaint alleges that in the course of negotiating the pending transaction with United Parcel Service, Inc. ("UPS"), Fritz
         Companies  breached  its  obligations  not  to  disclose   confidential
          information and trade secrets under a mutual  non-disclosure agreement pertaining to FedEx's  proposed  acquisition of certain assets of Fritz
         Companies and a customs brokerage service agreement among FedEx and Fritz Companies, and seeks unspecified damages and injunctive relief. On the day the complaint was filed, FedEx sought and obtained from the Court, without prior notice to Fritz Companies, a temporary restraining order prohibiting Fritz Companies from disclosing FedEx confidential information, or otherwise breaching certain provisions of the mutual non-disclosure agreement or customs brokerage service agreement. Fritz Companies believes it has meritorious defenses and intends to vigorously defend the lawsuit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Number   Exhibit

 99.1 Press Release dated February 9, 2001, regarding the claims brought by Federal Express Corporation and FedEx Corporation against Fritz Companies, Inc.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                FRITZ COMPANIES, INC.



                                By: /s/ Jan H. Raymond
                                -----------------------------------------------
                                Jan H. Raymond, Executive Vice President,
                                Secretary and General Counsel

Dated:  February 13, 2001

                                  EXHIBIT INDEX



Number   Exhibit

 99.1 Press Release dated February 9, 2001, regarding the claims brought by Federal Express Corporation and FedEx Corporation against
         Fritz Companies, Inc.

                                  EXHIBIT 99.1


[Fritz Companies, Inc. Logo]                                        NEWS RELEASE
 706 Mission Street, San Francisco, CA 94103, USA


               FRITZ ANNOUNCES INTENT TO DEFEND LAWSUIT ON MERITS

SAN FRANCISCO, Feb. 9 - On Monday, February 5, 2001, FedEx Corporation and Federal Express Corporation, a wholly owned subsidiary of FedEx Corporation (collectively, "FedEx") filed a complaint and request for injunctive relief in the Shelby County Tennessee State Court against Fritz Companies, Inc. ("Fritz Companies," NASDAQ: FRTZ). The complaint alleges that in the course of negotiating the pending transaction with United Parcel Service, Inc. ("UPS"), Fritz Companies breached its obligations not to disclose confidential information and trade secrets under a mutual non-disclosure agreement pertaining to FedEx's proposed acquisition of certain assets of Fritz Companies and a customs brokerage service agreement among FedEx and Fritz Companies, and seeks unspecified damages and injunctive relief. On the day the complaint was filed, FedEx sought and obtained from the Court, without prior notice to Fritz Companies, a temporary restraining order prohibiting Fritz Companies from disclosing FedEx confidential information, or otherwise breaching certain provisions of the mutual non-disclosure agreement or customs brokerage service agreement. Fritz Companies believes it has meritorious defenses and intends to vigorously defend the lawsuit.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995:

In this press release, Fritz Companies makes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the litigation described above. Also, when we use any of the words "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the litigation described above.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the pending transaction, Fritz Companies and UPS will file a proxy statement/prospectus with the SEC. STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations,
Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.

CONTACT:            Graeme Stewart, Fritz Companies, Inc., Tel #: (415) 538-0444

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